UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Date of the 2018 Annual Meeting of Stockholders

The Board of Directors of Osiris Therapeutics, Inc. (the “Company”) has established June 26, 2018 as the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which will be held at 9:00 a.m., Eastern Daylight Time, at the Company’s corporate offices located at 7015 Albert Einstein Drive, Columbia, Maryland 21046.  Stockholders of record as of the close of business on May 7, 2018 will be entitled to notice of, and to vote at, the 2018 Annual Meeting.

Stockholder Proposals and Nominations for the 2018 Annual Meeting

Any stockholder of the Company who wishes to submit a proposal for inclusion in the Company’s proxy statement for the 2018 Annual Meeting must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934 and deliver such proposal to the Company no later than April 30, 2018.  Submissions should be addressed to Corporate Secretary, Osiris Therapeutics, Inc., at 7015 Albert Einstein Drive, Columbia, Maryland 21046.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ LINDA CHANG
Linda Chang
Chief Financial Officer

Date: April 19, 2018

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